Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Canterbury Park Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(o)	(1)	(1)	(1)
	Equity	Preferred Stock, $0.01 par value per share	457(o)	(1)	(1)	(1)
	Other	Warrants	457(o)	(1)	(1)	(1)
	Other	Subscription Rights	457(o)	(1)	(1)	(1)
	Other	Units	457(o)	(1)	(1)	(1)
	Unallocated (Universal) Shelf		457(o)	(1)	(1)	$100,000,000	.0000927	$9,270.00(2)
	Total Offering Amounts					$100,000,000		$9,270.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$6,490.00(3)
	Net Fee Due							$2,780.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Source	Canterbury Park Holding Corporation	Form S-3	333-234156		October 10, 2019						$6,490.00(3)

(1)

Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). There is being registered hereunder an indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. The securities registered hereunder also include an indeterminate number or amount, as the case may be, of securities registered hereunder as may be issued upon conversion, redemption, exchange, exercise or settlement, as applicable of any other securities registered hereunder that provide for such conversion, redemption, exchange, exercise or settlement, including such securities as may be issued pursuant to anti-dilution adjustments pursuant to the anti-dilution provisions of any such securities or as a result of stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act.
(3)

The registrant previously paid a registration fee of $6,490 in connection with the registration of an indeterminate number of common stock, preferred stock, debt securities, warrants, subscription rights, and units with an aggregate offering price not to exceed $50,000,000 previously registered on a registration statement on Form S-3 (Registration No. 333-234156) filed with the Securities and Exchange Commission on October 10, 2019 and declared effective on October 18, 2019 (the “Prior Registration Statement”). No securities were sold under the Prior Registration Statement, which has been terminated. Pursuant to Rule 457(p) of the Securities Act, the registrant is offsetting $6,490 of the unused registration fee paid in connection with the Prior Registration Statement against the $9,270 registration fee due for this registration statement.